SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 31, 2015, IBERIABANK Corporation (the “Registrant”) held a Special Meeting of its shareholders. At the Special Meeting, the Registrant’s shareholders approved an amendment to the articles of incorporation to increase the number of authorized shares of its common stock, par value $1.00 per share, from 50 million to 100 million.

The Inspectors of Election reported the vote of shareholders at the Special Meeting as follows:

PROPOSAL 1: An amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $1.00 per share, from 50 million to 100 million.

FOR	AGAINST	ABSTAIN

24,895,461	5,458,113	361,170

In addition, there were no broker non-votes.

A copy of the related press release announcing shareholder approval of the amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 2, 2015, the Registrant filed articles of amendment to the articles of incorporation with the Louisiana Secretary of State in order to effect this shareholder-approved amendment to its articles of incorporation. The Registrant’s articles of incorporation, as amended, are attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 3.1—Articles of Incorporation of the Registrant, as amended.

Exhibit 99.1—Press Release, dated March 31, 2015, issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: April 2, 2015	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

3.1	Articles of Incorporation of the Registrant, as amended.

99.1	Press Release, dated March 31, 2015, issued by the Registrant.